Exhibit 99.1

The Marygold Companies Reports Financial Results for Fiscal 2022

-Company Reports Profitable Operations and Further Strengthening of Balance Sheet-

San Clemente, Calif., September 29, 2022—The Marygold Companies, Inc. (“Marygold” or the “Company”) (NYSE American: MGLD) (formerly Concierge Technologies, Inc.), a diversified global holding firm, today reported financial results for the fiscal year ended June 30, 2022.

Net revenues for the 2022 fiscal year amounted to $37.8 million, compared with $39.9 million for the fiscal year ended 202. Net income for the 2022 fiscal year was $1.1 million, equal to $0.03 per share, versus $5.8 million, equal to $0.15 per share, for the fiscal year ended 2021.

For the fourth quarter ended June 30, 2022, revenues were $9.9 million, compared with $9.7 million for the same period last year. Net income for the most recent fourth quarter was $1.1 million, equal to $.03 per share, as compared to $0.7 million for the prior year.

During the year ended June 30, 2022, the Company’s cash position and net income were negatively impacted by an aggregate of $5.7 million in expenses in connection with a cash payment of $2.5 million in the first fiscal quarter related to a legal settlement, and by an additional $3.2 million expensed during the year toward completion of the Marygold & Co. (a wholly owned subsidiary of the Company) fintech mobile banking app.

The Company’s balance sheet remained strong at June 30, 2022, with total assets increasing to $35.3 million from $31.5 million at the end of the prior fiscal year. Total stockholders’ equity rose to $29.0 million at June 30, 2022, from $25.3 million a year ago. Cash and cash equivalents at the 2022 fiscal year-end amounted to $12.9 million, compared with $16.0 million at June 30, 2021, with the decline attributed to the aforementioned legal settlement expenses and product development costs. The Company ended the year essentially debt-free, after having paid its remaining related-party debt and interest of approximately $740,000 during the last quarter.

Revenues at the Company’s principal subsidiary, USCF Investments, were $1.3 million lower during fiscal 2022 compared with the prior year because of lower average assets under management (“AUM”). For fiscal 2022, AUM averaged $4.4 billion, compared with $4.9 billion in fiscal 2021.

The Marygold Companies’ other principal operating subsidiaries - Gourmet Foods, Brigadier Security Systems and Original Sprout - all were profitable but suffered shrinking margins, averaging approximately 18% below those of fiscal 2021, due primarily to the lingering impact of the COVID-19 pandemic, along with the effects of inflationary pressures, higher costs of raw materials, shipping and labor costs. Fiscal 2022 revenues for this group overall were off by approximately 5% from the revenues of fiscal 2021. Management expects this trend to be reversing as the global economy rebounds from the pandemic effects in the coming fiscal year.

“From a corporate development and operating perspective, excellent foundational progress was made in fiscal 2022 to position the Company for the future,” said David Neibert, Chief Operations Officer of The Marygold Companies. “Among key accomplishments were the formation of a wholly owned subsidiary, Marygold & Co. (UK) Limited, which, in June 2022 acquired Tiger Financial & Asset Management Limited for approximately $2.9 million, an established and certified investment advisor in the U.K. Also during the fiscal year, the Company’s securities were up listed to the New York American Stock Exchange, and we changed our corporate name to align with our Marygold & Co. subsidiary, which is currently beta testing its proprietary consumer fintech app for sending, receiving, spending and saving securely through mobile devices.”

Nicholas Gerber, Chief Executive Officer, said, “I am proud of our talented, hard-working team, which enabled the Company to maintain profitability and accomplish so much in a challenging external economic environment. We achieved many corporate objectives during the past year in keeping with our overarching goal of building a diversified, profitable and stable corporation that provides long-term value for our shareholders.”

Business Units

The Company’s USCF Investments subsidiary, www.uscfinvestments.com, acquired in December 2016 and based in Walnut Creek, Calif., serves as manager, operator or investment adviser to 12 exchange traded products, structured as limited partnerships or investment trusts that issue shares trading on the NYSE Arca.

Gourmet Foods, https://gourmetfoodsltd.co.nz/, acquired in August 2015, is a commercial-scale bakery that produces and distributes iconic meat pies and pastries throughout New Zealand under the brand names Pat’s Pantry and Ponsonby Pies. Acquired by Gourmet Foods in July 2020, Printstock Products Limited https://www.printstocknz.com/, is a printer of specialized food wrappers and is located in Napier, New Zealand. Its operations are consolidated with those of Gourmet Foods.

Brigadier Security Systems, www.brigadiersecurity.com, acquired in June 2016 and headquartered in Saskatoon, Canada, provides comprehensive security solutions to homes and businesses, government offices, schools and other public buildings throughout the province under the brands Brigadier Security Systems in Saskatoon and Elite Security in Regina, Canada.

Acquired at the end of 2017, San Clemente, Calif.-based Original Sprout, www.originalsprout.com, produces and distributes a full line of vegan, safe, non-toxic hair and skin care products, including a “reef safe” sun screen, in the U.S. and its territories, the U.K., E.U., Turkey, Middle East, Africa, Taiwan, Mexico, South America, Singapore, Hong Kong, Malaysia, New Zealand, Australia and Canada among other areas.

Marygold & Co., formed in the U.S. during 2019 and operating from offices in Denver, CO, together with its wholly owned subsidiary, Marygold & Co. Advisory Services, LLC, was established to explore opportunities in the financial technology sector. The company continues in the development stage as it works toward introduction of a fintech mobile banking app. https://marygoldandco.com/.

Marygold & Co. (UK) Limited, formed in the U.K. during August 2021, operates through its recently acquired subsidiary, Tiger Financial & Asset Management Limited (“Tiger”), a U.K. based investment adviser. Tiger’s core business is managing clients’ financial wealth across a diverse product range, including cash, national savings, individual savings accounts, unit trusts, insurance company products such as investment bonds and other investment vehicles. http://www.tfam.co.uk/

About The Marygold Companies, Inc.

The Marygold Companies, Inc., which changed its name from Concierge Technologies, Inc. in March 2022, was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products, under the trade names USCF Investments, Tiger Financial & Asset Management Limited, Gourmet Foods, Printstock Products, Brigadier Security Systems and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including, but not limited to, the launch of the Company’s fintech mobile banking app, involve significant risks and uncertainties that could cause actual results to differ materially from the expected results and, consequently, should not be relied upon as predictions of future events. These forward-looking statements, including the factors disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2022, and in the Company’s other filings with the Securities and Exchange Commission, are not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more Information, contact:
Roger S. Pondel PondelWilkinson Inc. 310-279-5965 rpondel@pondel.com Contact the Company: David Neibert, Chief Operations Officer 949-429-5370 dneibert@themarygoldcompanies.com

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2022	June 30, 2021

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$12,915,620	$16,072,955
Accounts receivable, net	959,350	1,070,541
Accounts receivable - related parties	2,230,874	2,038,054
Inventories	2,200,742	1,951,792
Prepaid income tax and tax receivable	1,166,318	747,343
Investments, at fair value	5,065,931	1,828,926
Other current assets	699,547	399,524
Total current assets	25,238,382	24,109,135

Restricted cash	1,013,279	13,989
Property, plant and equipment, net	1,391,894	1,573,445
Operating lease right-of-use asset	1,357,686	1,058,199
Goodwill	2,307,202	1,043,473
Intangible assets, net	2,708,896	2,341,803
Deferred tax assets, net - United States	753,078	827,476
Other assets, long - term	540,160	540,160
Total assets	$35,310,577	$31,507,680

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,805,790	$3,862,874
Expense waivers – related parties	70,199	69,684
Operating lease liabilities, current portion	660,957	513,071
Purchase consideration payable	1,237,207	-
Notes payable - related parties	-	603,500
Loans-property and equipment, current portion	33,496	15,094
Total current liabilities	4,807,649	5,064,223

LONG-TERM LIABILITIES
Loans-property and equipment, net of current portion	459,178	379,804
Operating lease liabilities, net of current portion	743,923	607,560
Deferred tax liabilities, net - foreign	260,553	169,429
Total long-term liabilities	1,463,654	1,156,793
Total liabilities	6,271,303	6,221,016

STOCKHOLDERS' EQUITY
Convertible preferred stock, $0.001 par value; 50,000,000 shares authorized
Series B: 49,360 shares issued and outstanding at June 30, 2022 and at June 30, 2021	49	49
Common stock, $0.001 par value; 900,000,000 shares authorized; 39,383,459 shares issued and outstanding at June 30, 2022 and 37,485,959 at June 30, 2021	39,384	37,486
Additional paid-in capital	12,313,205	9,330,843
Accumulated other comprehensive (loss) income	(234,790)	142,581
Retained earnings	16,921,426	15,775,705
Total stockholders' equity	29,039,274	25,286,664
Total liabilities and stockholders' equity	$35,310,577	$31,507,680

The accompanying notes are an integral part of these consolidated financial statements.

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended	Year Ended
	June 30, 2022	June 30, 2021

Net revenue
Fund management - related party	$23,835,348	$25,169,182
Food products	7,930,888	8,263,267
Security systems	2,533,098	2,715,487
Beauty products and other	3,529,789	3,756,512
Net revenue	37,829,123	39,904,448

Cost of revenue	9,194,783	9,290,616

Gross profit	28,634,340	30,613,832

Operating expense
Salaries and compensation	8,812,081	8,843,618
General and administrative expense	6,794,645	7,140,870
Fund operations	4,600,535	3,658,593
Marketing and advertising	2,985,659	2,952,295
Legal settlement	2,500,000	-
Depreciation and amortization	561,019	599,979
Total operating expenses	26,253,939	23,195,355

Income from operations	2,380,401	7,418,477

Other income (expense):
Interest and dividend income	35,357	28,823
Interest expense	(31,512)	(40,375)
Other (expense) income, net	(26,125)	227,976
Total other (expense) income, net	(22,280)	216,424

Income before income taxes	2,358,121	7,634,901

Provision of income taxes	(1,212,400)	(1,785,458)

Net income	$1,145,721	$5,849,443

Weighted average shares
Basic and diluted	39,034,611	38,473,159

Net income per share
Basic and diluted	$0.03	$0.15

The accompanying notes are an integral part of these consolidated financial statements.

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,145,721	$5,849,443
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	561,019	599,979
Deferred taxes	51,689	(19,092)
Bad debt expense	4,350	9,753
Inventory provision	10,509	65,021
Unrealized gain on investments	(28,474)	(582)
(Gain) loss on disposal of equipment	(17,455)	18,813
Operating lease right of use asset - non-cash lease cost	764,311	614,506

(Increase) decrease in operating assets:
Accounts receivable, net	44,356	(306,596)
Accounts receivable - related party	(192,820)	572,863
Prepaid income taxes and tax receivable	(431,005)	114,083
Inventories	(379,905)	(787,081)
Other current assets	(287,750)	223,590
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(1,048,279)	978,726
Operating lease liabilities	(777,082)	(361,823)
Expense waivers - related party	515	(352,207)
Net cash (used in) provided by operating activities	(580,300)	7,219,396

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of business, net	(508,851)	(1,115,545)
Purchase of property, plant and equipment	(44,041)	(77,721)
Proceeds from sale of property, plant and equipment	31,612	-
Proceeds from sale of investments	508,122	-
Purchase of investments	(3,712,250)	(7,827)
Net cash used in investing activities	(3,725,408)	(1,201,093)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received from sale of common stock, net	2,984,260	-
Repayment of related party loans	(603,500)	-
Repayment of property and equipment loans	(41,884)	(28,434)
Net cash provided by (used in) financing activities	2,338,876	(28,434)

Effect of exchange rate change on cash, cash equivalents and restricted cash	(191,213)	271,033

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(2,158,045)	6,260,902

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING BALANCE	16,086,944	9,826,042

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$13,928,899	$16,086,944

Cash and cash equivalents	$12,915,620	$16,072,955
Restricted cash	1,013,279	13,989
Total cash, cash equivalents and restricted cash shown in statement of cash flows	$13,928,899	$16,086,944

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest paid	$16,401	$16,095
Income taxes paid, net	$1,704,970	$1,688,781

NON CASH INVESTING AND FINANCING ACTIVITIES
Reclassification of business acquisition deposit	$-	$122,111
Purchase consideration payable	$1,237,207	$-
Fair value of warrants of common stock issued to underwriters	$132,000	$-
Acquistion of equipment through finance lease liability	$150,625	$-
Establishment of operating right-of-use assets through operating lease obligations	$1,057,965	$730,741

The accompanying notes are an integral part of these consolidated financial statements.